Ultimate Escapes Receives Delisting Notification from NYSE Amex

Orlando, FL – December 11, 2009 – Ultimate Escapes, Inc. (NYSE Amex: UEI and UEI.WT) (“Ultimate Escapes” or the “Company”) announced that on December 7, 2009, it received notification from NYSE Amex LLC indicating that NYSE Amex intends to file a delisting application with the Securities and Exchange Commission (“SEC”) to remove the Company’s units, warrants and common stock from listing and registration on NYSE Amex due to the Company’s failure to satisfy one or more of the NYSE Amex continued listing standards.  Specifically, NYSE Amex noted that as of the closing of the Company’s acquisition of Ultimate Escapes Holdings, LLC, the Company failed to satisfy the Exchange’s original listing standards set forth in Section 101 of the NYSE Amex Company Guide (the “Company Guide”) and the minimum distribution standards as set forth in Section 102(a) of the Company Guide, which require a minimum public distribution of 500,000 shares of common stock together with a minimum 800 public shareholders or a minimum public distribution of 1,000,000 shares of common stock together with a minimum of 400 public shareholders.

The Company intends to request a hearing before an NYSE Amex Qualifications Panel to appeal the foregoing delisting determination by the NYSE Amex staff.  There can be no assurance the Company’s request for continued listing will be granted.  If the Company’s securities are delisted from NYSE Amex, the Company expects that they would trade on the over-the-counter (OTC) bulletin board.

About Ultimate Escapes, Inc.

Founded in 2004, Ultimate Escapes is the largest luxury destination club as measured by number of club destinations and the second-largest destination club as measured by number of members. Ultimate Escapes offers Members flexible access to a growing collection of hundreds of multi-million dollar private residences and luxury hotels in more than 150 global club and affiliate destinations.  Locations range from chic urban apartments to charming beach cottages, spacious five-bedroom homes to an 80-foot private yacht. Each trip is coordinated by experienced, knowledgeable staff, trained to handle every vacation detail. Additional information about Ultimate Escapes and its club and membership offerings can be found at www.ultimateescapes.com.

Forward Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and Ultimate Escapes.  Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although Ultimate Escapes believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of Ultimate Escapes. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, future operating or financial results; expectations regarding the strength of the future growth of the luxury destination club industry; future acquisitions, business strategy and expected capital spending; general market conditions and industry trends; risks associated with operations outside the United States; and other factors listed from time to time in Ultimate Escapes’ filings with the Securities and Exchange Commission at http://www.sec.gov. Ultimate Escapes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Ultimate Escapes’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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Investor Relations Contact:
Devlin Lander
ICR
(415) 419-5606
devlin.lander@icrinc.com

Media Contact:
Aliza Rothman
Turner PR
(303) 333-1402
aliza@turnerpr.com